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                                                                   EXHIBIT 99.3
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REVOCABLE PROXY
FOR NON-VOTING COMMON SHARES


                          SPECIAL MEETING OF SHAREHOLDERS
                      PEOPLES BANK CORPORATION OF INDIANAPOLIS

                                  October 27, 1999

                      THIS PROXY IS SOLICITED BY THE BOARD OF
               DIRECTORS OF PEOPLES BANK CORPORATION OF INDIANAPOLIS

     The undersigned shareholder of Peoples Bank Corporation of Indianapolis, an Indiana corporation ("Peoples"), hereby appoints _________________, _________________, ________ and _______________, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Non-Voting Common Stock of Peoples which the undersigned is entitled to vote at the Special Meeting of Shareholders of Peoples (the "Special Meeting") to be held at _______________________, ___________________________, __________, Indiana _____, on October 27, 1999, at
10:30 a.m., Eastern Standard Time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

1. Proposal to adopt and approve an Affiliation Agreement, dated July 12, 1999, by and between Fifth Third Bancorp, an Ohio corporation, and Peoples Bank Corporation of Indianapolis, an Indiana corporation, and the transactions contemplated thereby, including the merger of Peoples with and into Fifth Third.

                        [_] FOR   [_] AGAINST   [_] ABSTAIN

2. In their discretion, upon such other matters as may properly come before the Special Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

     This Proxy may be revoked by the undersigned at any time before it is exercised by (1) written notice to the Corporate Secretary of Peoples, (2) executing and delivering to Peoples a later dated Proxy prior to a vote being taken at the Special Meeting on the Proposal, or (3) attending the Special Meeting and voting in person.

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[Back side]

     The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Joint Proxy Statement/Prospectus accompanying it.

Dated _____________ , 1999.        SIGN HERE:

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                                   Please insert date of signing. Sign exactly
                                   as name appears at left. Where stock is
                                   issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.